EXHIBIT 5.1

Opinion of Richardson & Patel, LLP

November 2 , 2011

Dais Analytic Corporation
11552 Prosperous Drive
Odessa, FL 33556

Ladies and Gentlemen:
We have acted as special counsel to Dais Analytic Corporation, a New York corporation (the “Company”), in connection with the Registration Statement on Form S-1, File No. 333-176894, as amended by Pre-Effective Amendment No. 1 thereto (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), in connection with the offering and sale by the Company of (i) up to 4,312,500 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which amount includes 562,500 shares of Common Stock subject to the underwriter’s over-allotment option, (ii) a warrant (the “Underwriter’s Warrant”) issued by the Company to MDB Capital Group LLC (the “Underwriter”) as additional underwriting compensation in connection with the offer and sale of the Shares, and (iii) up to 431,250 shares of Common Stock issuable upon exercise of the Underwriter’s Warrant (the “Warrant Shares”).

In connection with the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto, including the forms of Underwriting Agreement (the “Underwriting Agreement”) and Underwriter Warrant Agreement (the “Warrant Agreement”) proposed to be entered into by and between the Company, as issuer, and the Underwriter, as filed as Exhibits 1.1 and 4.26, respectively, to the Registration Statement, the form of Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (the “Charter Amendment”) proposed to be filed by the Company with the Secretary of State of New York to effect a reverse stock split of the issued and outstanding shares of Common Stock (the “Reverse Split”), as filed as Exhibit 3.11 to the Registration Statement, and such other agreements, resolutions, certificates or documents of public officials and officers and other representatives of the Company as we have determined necessary as a basis for the opinions hereinafter expressed.

In our examination, we have assumed the legal capacity of all natural persons executing the Registration Statement and such other agreements, documents and certificates that we have examined, the genuineness of all signatures thereon, the authenticity of the originals of the documents submitted to us, the conformity to authentic originals of any documents submitted to us as copies and the authenticity of the originals of such latter documents.  As to any facts material to the opinions expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based upon the foregoing, we are of the opinion that when (a) the Charter Amendment has been duly filed with the Secretary of State of New York in accordance with the ratio of the Reverse Split as duly determined by the board of directors of the Company; and (b) the Underwriting Agreement and Warrant Agreement have been duly executed and delivered by the parties thereto:

(i)   the issuance and sale of the Shares will have been duly authorized and, upon payment and delivery in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable;

(ii)   the Underwriter’s Warrant will be validly issued and represent a binding obligation of the Company; and

(iii)   the issuance and sale of the Warrant Shares will have been duly authorized, and, upon payment and delivery following exercise in accordance with the terms of the Underwriter’s Warrant, the Warrant Shares will be validly issued, fully paid and non-assessable.

We express no opinion as to any matters governed by any laws other than the Business Corporation Law of New York.  The reference and limitation to “Business Corporation Law of New York” includes the statutory provisions and all applicable provisions of the Business Corporation Law of the Laws of New York and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Richardson & Patel LLP